                                                                     EXHIBIT 2.2

                              AMENDMENT NO. 1 TO
                               MERGER AGREEMENT

     This Amendment No. 1 to Merger Agreement (this "Amendment") is made as of January 30, 1996, among RADIUS INC., a California corporation (the "Seller"), SPLASH TECHNOLOGY, INC., a Delaware corporation (the "Company"), SPLASH TECHNOLOGY HOLDINGS, INC., a Delaware corporation ("Holdco"), SPLASH MERGER COMPANY, INC., a Delaware corporation, ("Holdco Sub"), the entities listed as Old Investors on the signature page(s) hereof (the "Old Investors") and the entities listed as New Investors on the signature page(s) hereof (the "New Investors").

     WHEREAS, the Seller, the Company, Holdco, Holdco Sub, and the Old Investors are parties to that certain Merger Agreement dated December 21, 1995 (the "Merger Agreement").

     WHEREAS, the parties to the Merger Agreement wish to amend the terms thereof as provided in this Amendment.

     WHEREAS, the parties hereto also wish to waive certain requirements under the Merger Agreement as set forth below.

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

     1. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     2. The entities listed as New Investors on the signature page(s) hereto shall be, in addition to the Old Investors, Investors, as that term is defined in the Merger Agreement. The New Investors, along with the Old Investors, shall have all of the rights and obligations of the Investors under the Merger Agreement, except that the notices to each New Investor shall be delivered to the address set forth beneath its respective signature on the signature page(s) hereof rather than to the address specified for the Investors in Section 12.4 of the Merger Agreement, if an address appears directly beneath such signature.

     3. The Exhibits to the Merger Agreements shall be deemed modified as follows:

          Exhibit Name    Exhibit Number      Modification(s)
          ------------    --------------      ---------------
          CSG Assets      1.1A                addition of the items listed in Exhibit 1 hereto

          Company         1.1B                Change: size of the board of directors from
          Cert. Incorp.                       five to six

          Company         1.1C                Change: size of the board of directors from
          By-Laws                             five to six

          Exhibit Name Exhibit Number     Modification(s)
          ------------ --------------     ---------------
          Holdco Cert. 2.1A               Change: size of the board of directors fom
          of Incorp.                      being fixed at five members to being set in the
                                          bylaws at a size between three and thirteen
                                          members

          Holdco       2.1B               Changes: (i) size of board of directors from five
          By-Laws                         to six and (ii) allow stockholders holding at least
                                          10% of the voting shares to call a special
                                          stockholders meeting

          Registration 4.4B               Changes:(i) alter recitals to indicate that the
          Rights                          Series B shares may be issued after the Closing
          Agreement                       as set forth in Section 6.6 of the Merger
                                          Agreement and (ii) add Imperial Bank as a
                                          beneficiary with respect to piggy back
                                          registration rights

          Stockholders 4.4C               Change: size of board of directors from five
          Agreement                       to six, with the Investors to designate the added
                                          director

     4. The recital C on the first page of the Merger Agreement shall be modified to read in full as follows:

          "C. Immediately following the transfer of the assets and certain liabilities of CSG to the Company described above, Holdco Sub shall merge into and with the Company, with the Company surviving, and the Seller shall receive from Holdco $21,945,175 in cash. Prior to such Merger, the management of the Company shall have purchased from Holdco certain shares of Holdco Common Stock pursuant to Restricted Stock Purchase Agreement(s). In consideration for its promises and covenants herein, after the satisfaction of certain conditions set forth in Section 6.6 below, Holdco shall issue to the Seller shares of Series B Redeemable and Convertible Preferred Stock, par value $0.001, of Holdco ("Series B Preferred Stock") convertible into approximately 19.9% of Holdco Common Stock (post-closing, assuming the conversion into Holdco Common Stock of the shares of Series B Preferred Stock issued to the Seller and without considering dilution by management options). After the issuance of such shares of Series B Preferred Stock to the Seller, the shares of Holdco Common Stock purchased by the management of the Company prior to the Merger shall constitute approximately 6.1% of Holdco Common Stock (post-closing, assuming the conversion into Holdco Common Stock of the shares of Series B Preferred Stock issued to the Seller and without considering dilution by management options) and the shares of Holdco Common Stock purchased by the Investors prior to the Merger shall constitute approximately 74% of Holdco Common Stock (post-closing, assuming the conversion into Holdco Common Stock of the shares of Series B Preferred Stock issued to the Seller and without considering dilution by management options)."

     5. Section 1.3 of the Merger Agreement shall be modified to read in full as follows:

               "1.3   CONVERSION OF SHARES.  As of the Effective Time, by virtue of the Merger and without any action on the part of the Seller as the sole stockholder of the Company or Holdco as the sole stockholder of Holdco Sub:
                      (a)  Each share of common stock, par value of $0.001, of
               the Company (the "Company Common Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive $21,945.175, payable by wire transfer of federal clearing house funds.
                      (b)  Each share of the common stock, par value $0.001, of
               Holdco Sub (the "Holdco Sub Common Stock") outstanding immediately prior to the Effective Time shall be converted into one share of Company Common Stock."

     6. Section 1.4 of the Merger Agreement is hereby amended by deleting the clause (c) thereof in its entirety and by deleting the "(d)" in the tenth line thereof and inserting "(c)" therefor.

     7. The third sentence of Section 2.1(c) of the Merger Agreement is hereby modified to read in full as follows:

               "Immediately prior to the Effective Time, there will be no options, warrants or rights to purchase shares of capital stock or other securities of Holdco authorized, issued or outstanding other than as provided for in Section 6.6 hereof, nor will Holdco be obligated in any other manner to issue shares of its capital stock or other securities other than as provided for in Section 6.6 hereof."

     8. The sixth sentence of Section 2.1(c) of the Merger Agreement is hereby modified to read in full as follows:

               "Immediately after the issuance of the 4,282 shares of Series B Preferred Stock to be issued to the Seller after the Effective Time subject to the terms and conditions of Section 6.6, such shares shall be convertible into 497,465 shares of Holdco Common Stock (approximately 19.9% of the issued and outstanding Holdco Common Stock after such conversion, not accounting for any other conversion or exercise of any options, warrants, convertible securities or other rights to purchase Holdco Common Stock and not accounting for any other securities issued by Holdco after the date of the Effective Time), which shares shall have been reserved for issuance pursuant to the terms of the Certificate of Incorporation of Holdco."


     9. Section 4.7 of the Merger Agreement is hereby amended by inserting the words "other than the shares of Series B Preferred Stock" immediately after the word "Securities," and immediately prior to the comma preceding the words "to effect the Merger" contained in the fourth line thereof.

     10. Section 5.5 of the Merger Agreement is hereby amended by inserting the words "other than the shares of Series B Preferred Stock" immediately after the word "Securities," and immediately prior to the words "and to carry out the transactions" contained in the fifth line thereof.

     11. Section 5.6 of the Merger Agreement shall be modified to read in full as follows:

               " 5.6 BOARD OF DIRECTORS. The number of members of the board of directors of Holdco Sub shall have been fixed at no less than five and no more than six and no less than five members shall have been appointed as follows: (i) Mr. Charles Berger; (ii) three designees of the Investors (one such designee as a Series A Director, as defined in the Certificate of Incorporation of Holdco); and (iii) Kevin Macgillivray (as the initial designee of the management of the Company)."

     12. The first sentence of Section 6.1(i) of the Merger Agreement is hereby modified to read in full as follows: "The board of directors of Holdco initially shall consist of six (6) directors."

     13. Article VI of the Merger Agreement shall be modified by the addition of the following Section 6.6 at the end of such Article:

               "6.6   ISSUANCE OF SERIES B PREFERRED STOCK.  After the later to
     occur of (but in no event later than March 31, 1996) (a) the Effective Time and (b) the issuance of a permit to Holdco by the California Department of Corporations that qualifies the issuance of 4,282 shares of Series B Preferred Stock to the Seller under Sections 25120 and 25121 of the California Securities Law, in consideration for the promises and covenants of the Seller contained herein, the Holdco shall issue to the Seller 4,282 shares of Series B Preferred Stock."


     14. Holdco, Holdco Sub, the Old Investors and the New Investors hereby waive the requirement that the third party consents with respect to the transactions contemplated by the Merger Agreement described in items 2, 6 and 10 of Exhibit 4.7 to the Merger Agreement (the "Certain Third Party Consents") be received prior to the Closing. The Seller agrees to take all reasonable efforts to obtain the Certain Third Party Consents as soon as practicable after the Closing (as defined in the Merger Agreement). Any failure by the Seller to obtain the Certain Third Party Consents shall be considered a breach of a covenant of the Merger Agreement for the purposes of Article 10 of the Merger Agreement and the last sentence of Article 9 of the Merger Agreement.

     15. Section 4.12 of the Merger Agreement shall be modified to read in full as follows:
               "4.12. ELECTION UNDER SECTION 338(H)(10). The Seller shall have executed the Form 8023A to be prepared in accordance with Section 6.5(d) hereof."

     16. Section 6.5(c) of the Merger Agreement shall be amended by the addition of the following sentence as the last sentence thereof:

               "Upon the completion of the Audited Financial Statements, the Chief Financial Officer of the Seller shall deliver to the Investors' Accountants a representation to the effect that the Seller has provided to the Investors' Accountants all books and records of the Business, CSG and the Company with respect to the period extending from October 1, 1992 to the date of the Closing, and that the Seller has disclosed, to the best knowledge of the Seller, all financial transactions and all contingent liabilities required to be reported or reserved for in accordance with GAAP, existing or occurring during the period extending from October 1, 1992 to the date of the Closing, of the Business, CSG and the Company to the Investors' Accountants"

     17. The first sentence of Section 9.1 of the Merger Agreement is hereby amended by the deleting the words "Section 2.1(c)" and replacing such words with the words "Sections 2.1(c) and 2.2."

     18. The definition of the term for "EFI Litigation" in Section 11.1 of the Merger Agreement is hereby amended by deleted the three capitalized letters "DLG" and replacing such three letters with the three capitalized letters "DLJ."

     19. Except as amended hereby, the Merger Agreement shall remain in full force and effect.

     20. No failure or delay on the part of the Seller, the Company, Holdco Sub, Holdco, any New Investor, any Old Investor, any Indemnified Party, or any holder of the Subordinated Notes or the Preferred Stock, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     21. Any provision in this Amendment to the contrary notwithstand, changes in or additions to this Amendment may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if each of the Seller, the Company, Holdco, Holdco Sub, the Old Investors and the New Investors shall consent in writing. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given .

     22. This Agreement shall be binding upon and inure to the benefit of the Company, the Seller, Holdco, Holdco Sub, the Old Investors and the New Investors and their respective successors and assigns, except that no party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other parties.

     23. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     24. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to principles of conflicts of law.

     25. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

     26. From and after the date of this Amendment, upon the reasonable request by any of the other parties hereto, the Old Investors, the New Investors, Holdco, Holdco Sub, the Seller, the Company and each of their affiliates shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and in accordance with Section 1102 of the Delaware General Corporation Law, as of the date first above written.

                           SELLER:
                           RADIUS INC.
                           a California corporation


                           By:  /s/ Charles W. Berger
                                ------------------------------------------------
                                Name:  Charles W. Berger
                                Title:  Chairman and CEO

                           COMPANY:
                           SPLASH TECHNOLOGY, INC.
                           a Delaware corporation


                           By:  /s/ Charles W. Berger
                                ------------------------------------------------
                                Name:  Charles W. Berger
                                Title:  Chairman and CEO

                           HOLDCO:
                           SPLASH TECHNOLOGY HOLDINGS, INC.
                           a Delaware corporation


                           By:  /s/ Gregory M. Avis
                                ------------------------------------------------
                                Gregory M. Avis
                                President and Chief Executive Officer

                           HOLDCO SUB:
                           SPLASH MERGER COMPANY, INC.
                           a Delaware corporation


                           By:  /s/ Gregory M. Avis
                                ------------------------------------------------
                                Gregory M. Avis
                                President and Chief Executive Officer



            [Signature Page of Amendment No.1 to Merger Agreement]

                           OLD INVESTORS:

                           SUMMIT SUBORDINATED DEBT FUND, L.P.

                           By:  Summit Partners SD, L.P., General Partner
                           By:  Stamps, Woodsum & Co., III, General Partner


                           By:  /s/ Gregory M. Avis
                                ------------------------------------------------
                                Gregory M. Avis
                                General Partner


                           SUMMIT VENTURES IV, L.P.

                           By:  Summit Partners IV, L.P., General Partner
                           By:  Stamps, Woodsum & Co., IV, General Partner


                           By:  /s/ Gregory M. Avis
                                ------------------------------------------------
                                Gregory M. Avis
                                General Partner


                           SUMMIT INVESTORS II, L.P.


                           By:  /s/ Gregory M. Avis
                                ------------------------------------------------
                                Gregory M. Avis
                                General Partner



                           NEW INVESTORS:

                           SUMMIT INVESTORS III, L.P.

                           By:  /s/ Gregory M. Avis
                                ------------------------------------------------
                                Gregory M. Avis
                                General Partner

            [Signature Page of Amendment No.1 to Merger Agreement]

                           SIGMA PARTNERS III, L.P.

                           By:  Sigma Management III, General Partner

                           By:  /s/ Wade Woodson
                                -------------------------------------------
                                General Partner
                           Address:  c/o Sigma Partners
                                2884 Sand Hill Road
                                Suite 121
                                Menlo Park, CA 94025
                                Telecopier: (415) 854-1323

                           SIGMA ASSOCIATES III, L.P.

                           By:  Sigma Management III, General Partner

                           By:  /s/ Wade Woodson
                                -------------------------------------------
                           Address:  c/o Sigma Partners
                                2884 Sand Hill Road
                                Suite 121
                                Menlo Park, CA 94025
                                Telecopier: (415) 854-1323

                           SIGMA INVESTORS III, L.P.

                           By:  Sigma Management III, General Partner

                           By:  /s/ Wade Woodson
                                --------------------------------------------
                           Address:  c/o Sigma Partners
                                2884 Sand Hill Road
                                Suite 121
                                Menlo Park, CA 94025
                                Telecopier: (415) 854-1323



            [Signature Page of Amendment No.1 to Merger Agreement]

                                                                       Exhibit 1
                                                                       ---------
                       Items to be Added to Exhibit 1.1A
                       ---------------------------------

1. "Splash" trademark application and any other trademark and trade dress of the Seller used by CSG or the Business, but not including (i) any trademark or trade dress set forth on Exhibit A of the Trademark License Agreement, dated January 30, 1996, by and between the Seller and the Company, (ii) any trademark or trade dress previously but not currently used by CSG, the Business, or the Company which was used by the Seller in relation to its business other than CSG, the Business, or the Company; and (iii) the following trademarks: Press View, ColorMatch, and ProSense.

2. The draft patent disclosure and draft patent application tentatively entitled "Color Calibration method and Apparatus for a Color Reproduction System", the draft patent disclosures "Grey Scale Preservation," "Black Preservation," and "Blue Shift", and such other draft patent disclosures and draft patent applications which are licensed by the Company to the Seller pursuant to the Software and Technology License Agreement, dated January 30, 1996, by and between the Seller and the Company (the "License Agreement).

3. All computer software and copyrighted material produced by the Seller that relates exclusively to CSG, the Business, and the Company, and such computer software and copyrighted material which is licensed by the Company to the Seller pursuant to the "License Agreement".